UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 8, 2008

Enzo Biochem, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

     On May 8, 2008, Enzo Biochem, Inc., a New York corporation (the “Registrant”), Enzo Life Sciences, Inc., a New York corporation and a wholly owned subsidiary of the Registrant (“Enzo Life Sciences”), Biomol International, Inc., a New York corporation and a newly formed wholly owned subsidiary of Enzo Life Sciences (“Biomol”), and Axxora (UK) Ltd., a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Enzo Life Sciences (“Axxora” and, collectively with the Registrant, Enzo Life Sciences and Biomol, the “Buyer Parties”), entered into a stock and asset purchase agreement dated as of May 8, 2008 (the “Purchase Agreement”), with Biomol International, L.P., a Pennsylvania limited partnership (the “Seller”), Biofiniti, L.L.C., a Pennsylvania limited liability company and the general partner of the Seller (“Biofiniti”), and each of the following limited partners of the Seller (collectively with the Seller and Biofiniti, the “Seller Parties”): Biomol Research Laboratories, Inc., a Pennsylvania corporation, Mamhead Holding Co., LLC, a Delaware limited liability company, Robert E. Zipkin, Ph.D., Ira M. Taffer, Ph.D., Paul W. Sheppard, Ph.D. and Ian M. Varndell, Ph.D.

     Under the terms of the Purchase Agreement, Biomol purchased from the Seller Parties substantially all of the Seller’s U.S.-based assets and assumed certain of the Seller’s liabilities, and Axxora purchased from the Seller all of the outstanding capital stock of the Seller’s wholly owned U.K. subsidiaries, Affiniti Limited and Affiniti Research Products Limited (the “Transaction”). The execution of the Purchase Agreement and the closing of the Transaction occurred simultaneously on May 8, 2008.

     The purchase price comprised:

  $15,000,000 in cash, subject to a downward post-closing purchase price adjustment based on “Net Asset Value” (as defined in the Purchase Agreement) as of the closing date, $550,000 of which will be held in escrow for approximately 75 days to secure the payment of any downward post-closing purchase price adjustment and $1,500,000 of which will be held in escrow for 24 months to secure the payment of any indemnification obligations of the Seller Parties under the Purchase Agreement;

  352,113 unregistered “restricted” (within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) shares of the Registrant’s common stock (the “Closing Shares”), which number of Closing Shares is equal to $3.0 million divided by $8.52 (the volume-weighted average closing price per share of the Registrant’s common stock as reported on the New York Stock Exchange composite tape for the 10 consecutive trading-day period ending on the second trading day immediately prior to the closing date), all of which Closing Shares were issued to the Seller at closing; and

  two earn-out payments of $2.5 million each (for a maximum combined total of $5.0 million), the first of which will become due and payable only if the “Adjusted Business Net Sales” and “Business EBITDA” (as those terms are defined in the Purchase Agreement) for the 12-month period ending April 30, 2009 exceed certain thresholds set forth in the Purchase Agreement, and the second of which will become due and payable only if the Adjusted Business Net Sales and Business EBITDA for the 12-month period ending April 30, 2010 exceed certain thresholds set forth in the Purchase Agreement.

     The earn-out payments, if any, will be payable within approximately 75 days following the end of such 12-month periods (subject to extension), in such combination of cash and unregistered “restricted” (within the meaning of Rule 144 under the Securities Act) shares of the Registrant’s common stock (the “Earn-Out Shares”) as the Registrant and Enzo Life Sciences may determine in their discretion, provided that in no event will more than 50% of such earn-out payments be paid in shares of the Registrant’s common stock. For purposes of determining the aggregate number of Earn-Out Shares to be issued as the stock portion of such earn-out payments, if any, such number of shares shall be equal to (x) the dollar amount of such earn-out payment to be paid in shares of the Registrant’s common stock divided by (y) 95% of the volume-weighted average closing price per share of the Registrant’s common stock as reported on the New York Stock Exchange composite tape for the 10 consecutive trading-day period ending on the second trading day immediately prior to the date the earn-out payment is required to be made.

     Under the Purchase Agreement, each of the Seller Parties agreed not to compete with the acquired business and not to hire or solicit for hire any former employees of the Seller (other than in their capacity as an employee of the combined company), in each case for a period of five years from and after the closing, with respect to each of the Seller Parties that is not a natural person, with respect to Messrs. Zipkin and Taffer, for a period of five years from and after the date of termination of their employment with the combined company, and, with respect to Messrs. Sheppard and Varndell, for a period of 18 months from and after the date of termination of their employment with the combined company.

     The Purchase Agreement contains customary representations and warranties, covenants and indemnification obligations of the parties thereto as set forth therein. The representations and warranties contained in the Purchase Agreement are made as of the date of the Purchase Agreement solely to and for the benefit of the parties thereto. They may have the purpose of confirming certain due diligence matters between the parties, and may represent an allocation of risk between the parties in the context of a negotiated transaction. In addition, the representations and warranties may be qualified by information set forth in confidential disclosure schedules that the parties have exchanged in connection with their execution of the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties contained in the Purchase Agreement as a characterization of the actual state of facts as of the date of the Purchase Agreement or any subsequent time.

     There are no material relationships between any of the Seller Parties, on the one hand, and the Buyer Parties or any of their respective affiliates, any director or officer of the Buyer Parties, or any associate of any such director or officer, on the other hand, other than with respect to the Purchase Agreement and the ancillary agreements referred to therein and the transactions contemplated thereby.

     The foregoing is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein in its entirety by reference. The press release issued by the Registrant announcing the foregoing is attached hereto as Exhibit 99.1 to and is incorporated herein in its entirety by reference.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

     The information set forth in Item 1.01 above is incorporated into this Item 2.01 in its entirety by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

     The information set forth in Item 1.01 above is incorporated into this Item 3.02 in its entirety by reference.

     The Closing Shares issued to Seller in connection with the Purchase Agreement were issued without registration under the Securities Act in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The issuance of the Closing Shares was exempt from registration because it was a private sale made without general solicitation or advertising exclusively to one “accredited investor” as defined in Rule 501 of Regulation D. Further, the certificate issued to Seller bears a legend providing, in substance, that the securities represented by the certificate have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of counsel that registration is not required under the Securities Act.

     If any Earn-Out Shares are issued to Seller in connection with the Purchase Agreement, they will be issued without registration under the Securities Act in reliance on the exemption from the registration requirements of the Securities Act provided under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder for transactions that do not involve a public offering of securities.

Item 8.01.      Other Events.

     On May 9, 2008, the Registrant issued a press release announcing its entry into the Purchase Agreements referred to in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 in its entirety by reference.

Item 9.01.      Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description

2.1	Stock and Asset Purchase Agreement dated as of May 8, 2008, by and among the Buyer Parties and the Seller Parties.*

99.1	Press Release of Enzo Biochem, Inc. dated May 9, 2008.

*All exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: May 9, 2008	By: /s/ Elazar Rabbani
Dr. Elazar Rabbani
Chairman of the Board and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock and Asset Purchase Agreement dated as of May 8, 2008, by and among the Buyer Parties and the Seller Parties.*

99.1	Press Release of Enzo Biochem, Inc. dated May 9, 2008.

*All exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.